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                                                              EXHIBIT 3.2



                                     BYLAWS
                                       OF
                              TRAILER BRIDGE, INC.
                            (a Delaware corporation)

                               ARTICLE I. OFFICES

                  1.01. Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                  1.02. Registered Office. The registered office of the Corporation required by the General Corporation Law of the state of Delaware (the "GCL") to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                            ARTICLE II. STOCKHOLDERS

                  2.01. Annual Meeting. The annual meeting of the stockholders shall be held at such places, within or without the state of Delaware, and at such times and dates as shall be designated by the Chairman of the Board of Directors and stated in the notice of such meetings for the purposes of electing directors and for the transaction of such other business as may come before the meeting.

                  2.02. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the entire Board of Directors, or by such other officer expressly designated by the Board of Directors to call such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting. Special meetings shall be held at such place, within or without the state of Delaware, and at such time and date as shall be designated by the Chairman of the Board of Directors and stated in the notice.

                  2.03. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a written notice stating the place, date and hour of the meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the GCL, the written notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. [Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of

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Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.]

                  2.04. Adjournment. Any meeting of stockholders may be adjourned to another time and place by vote of a majority of the shares represented thereat. When so adjourned, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty
(30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Unless a new record date for the adjourned meeting is fixed, the determination of stockholders of record entitled to notice or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

                  2.05. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not

                  (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, shall not be more than sixty (60) days, nor less than ten (10) days prior to the date of such meeting;

                  (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors;

                  (c) in the case of any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed, the record date for determining:

                  (a) stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (b) stockholders entitled to express consent to a corporate action in writing without a meeting when no prior action of the Board of Directors is required by the GCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by the GCL, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; or

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                  (c) stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  2.06. Voting Records. The officer who has charge of the stock ledger of the Corporation shall, at least ten (10) days before every meeting of stockholders, prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the wilful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders, or to vote in person or by proxy at any meeting of stockholders.

                  2.07. Quorum. Except as otherwise provided by the GCL, in the Certificate of Incorporation or in these Bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.04 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote not be counted for quorum purposes; provided, however that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  2.08. Conduct of Meeting. The Chairman of the Board of Directors, and in his absence, the Vice Chairman of the Board of Directors, or in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer amy appoint any other person to act as secretary of the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without

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limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of records of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  2.09. Proxies. Except as otherwise provided by the Certificate of Incorporation, each a stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to which is not irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

                  2.10. Voting of Shares. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by the inspector of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

                  2.11. Stockholders Consent Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the GCL to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action

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had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided by applicable law.


                  2.12. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to meeting; provided, however, that in the event that less than seventy
(70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section
2.12. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                        ARTICLE III. BOARD OF DIRECTORS

                  3.01. General Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of the Corporation's Board of Directors, except as otherwise provided in the GCL or in the Certificate of Incorporation. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors, unless otherwise provided in the Certificate of Incorporation. Directors need not be stockholders.

                  3.02. Tenure. Each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any director or the entire Board of Directors may be removed, with or without cause, by the holders a majority of the shares then entitled to vote at an election of such director.

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                  3.03. Regular Meetings. Regular meetings of the Board of
Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

                  3.04. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or any two directors. The Chairman of the Board of Directors, the Chief Executive Officer or the directors calling any special meeting of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be the principal office of the Corporation.

                  3.05. Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given to each director not less than twenty-four (24) hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by facsimile transmission, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting.

                  3.06. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the directors constitute a quorum, except that when the Board of Directors consists of one
(1) director, one (1) director shall constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

                  3.07. Manner of Acting. Except as otherwise required by the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  3.08. Conduct of Meetings. The Chairman of the Board, if any, and in his absence the Vice Chairman of the Board, if any, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

                  3.09. Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders, and each director so

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elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

                   3.10. Nominations for Directors. Only persons who are nominated in accordance with the provisions set forth in this Section 3.10 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at any meeting of stockholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors ("Board") or by any stockholder entitled to vote at such Election Meeting who complies with the notice provisions of this Section 3.10. Such notice, other than those made by or at the direction of the Board of Directors, shall made pursuant to a timely notice delivered to the Secretary of the Corporation setting forth (a) as to each person whom the stockholder proposed to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such nominee. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Corporation not later than the close of business on the tenth day following the date on which the Corporation mailed such notice or made a public disclosure. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section
3.10. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, the defective nomination shall be void and disregarded.

                   3.11. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of all directors for services to the Corporation as directors.

                   3.12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors may designate one or more committees, each committee to consist of one or more members of the Board of Directors The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the


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Corporation to be affixed to all papers which may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

                  3.13. Unanimous Consent Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or by any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                  3.14. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation of these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.14 shall constitute presence in person at the meeting.

                              ARTICLE IV. OFFICERS

                  4.01. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and a Secretary of the Corporation. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors also may choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. The authority of the Board to elect persons as certain officers of the Corporation shall be subject to the requirements of Section 6.04 of these Bylaws.

                  4.02. Election and Term of Office. Subject to the provisions of the Certificate of Incorporation and Section 6.04 of these Bylaws, each officer of the Corporation shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Failure to elect officers shall not dissolve or otherwise affect the Corporation.

                  4.03. Removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

                  4.04. Vacancies. A vacancy occurring in any office of the Corporation by death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors, subject to the requirements of Section 6.04 of these Bylaws, at any regular or special meeting.

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                  4.05. Powers and Duties of Officers. The officers of the
Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

             ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  5.01. Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any such resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or President or a Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form.

                  5.02. Facsimile Signatures. Any or all of the signatures on the certificate may be a facsimile.

                  5.03. Signature by Former Officers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  5.04. Lost, Destroyed or Stolen Certificates. The Corporation may a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                  5.05. Foreign Ownership Restrictions. The provisions of this
Article V shall be subject to the provisions of the Corporation's Certificate of Incorporation.

                           ARTICLE VI. MISCELLANEOUS

                  6.01. Seal. The Board of Directors may, at their discretion, provide a corporate seal in an appropriate form.

                  6.02. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.
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                  6.03. Waiver of Notice by Stockholders, Directors and
Committees. Whenever any notice is required to be given under the GCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of these Bylaws.

                  6.04. Citizenship of Directors and Officers. The Chairman of the Board of Directors, the Chief Executive officer, the President, and the Vice Presidents and any other persons who are authorized by the Board of Directors to act in their absence, shall be citizens of the United States. Other directors need not be citizens of the United States but the total number of directors who are not citizens of the United States shall at no time exceed a minority of the number necessary to constitute a quorum pursuant to Section
3.06 of these Bylaws.

                  6.05. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders, the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  6.06. Amendment. These Bylaws may be altered or repealed, and new Bylaws made, by the Board of Directors as provided in the Certificate of Incorporation, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.